RULE 10F-2 TRANSACTION FORM
ACQUISITION OF SECURITIES DURING AFFILIATED UNDERWRITINGS


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Senior High Income Fund, Inc., ARK
Managed Account Series: High Income Portfolio, BATS-HINC
BlackRock Floating Rate Income Trust, BGT2
BlackRock Strategic Bond Trust, BHD
BlackRock Defined Opportunity Credit Trust, BHL
BlackRock High Yield Trust, BHY
BlackRock Limited Duration Income Trust, BLW
BlackRock Credit Allocation Income Trust III, BPP
BlackRock Floating Rate Income Portfolio, BR-FRI
BlackRock High Income Fund, BR-HIINC
BlackRock High Yield Bond Portfolio, BR-HIYLD
BlackRock Strategic Income Opportunities Portfolio, BR-SIP
BlackRock Credit Allocation Income Trust IV - Preferred Sleeve,
 BTZ-PREF
BlackRock High Income Portfolio (Ins-Series), BVA-HI
BlackRock High Income V.I. Fund (Ins-Var Ser), BVA-HY
BlackRock Corporate High Yield Fund, Inc., COY
BlackRock Corporate High Yield Fund III, Inc., CYE
BlackRock Debt Strategies Fund, Inc., DSU
BlackRock Diversified Income Strategies Fund, Inc., DVF
BlackRock Floating Rate Income Strategies Fund, Inc., FRA
BlackRock Floating Rate Income Strategies Fund II, Inc., FRB
BlackRock High Income Shares, HIS
BlackRock Corporate High Yield Fund VI, Inc., HYT
BlackRock Corporate High Yield Fund V, Inc., HYV iShares iBoxx $ High Yield Corporate Bond Fund, ISHHYLD
MIST BlackRock High Yield Portfolio, MIST-HY
AST BlackRock Global Strategies Portfolio - US High Yield, PRU-AA-HY BlackRock Credit Allocation Income Trust I, Inc., PSW
BlackRock Credit Allocation Income Trust II, Inc., PSY

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
May 18, 2011
Security Type:
Corporate Bond

Issuer
Alpha Natural Resources, Inc. (2019
Maturity)
Selling Underwriter
Morgan Stanley & Co. Incorporated
Affiliated Underwriter(s)
1 PNC
0 Other:
List of Underwriter(s)
Morgan Stanley & Co. Incorporated,
Citigroup Global Markets Inc., Merrill
Lynch, Pierce, Fenner & Smith
Incorporated, Mitsubishi UFJ Securities
(USA), Inc., RBS Securities Inc., PNC
Capital Markets LLC
Transaction Details
Date of Purchase
May 18, 2011

Purchase Price/Share
(per share / % of par)
100
Total Commission, Spread or Profit
2.125

1.	Aggregate Principal Amount
Purchased (a+b)
83,000,000
a.  US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
45,590,000
b.  Other BlackRock Clients
37,410,000
2.	Aggregate Principal Amount of
Offering
800,000,000
Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
..1037




Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
X U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
- Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
- Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
- Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
-  Government Securities Offering

Timing and Price (check ONE or BOTH)
X The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
- If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.
Firm Commitment Offering (check ONE)
X  YES
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.
No Benefit to Affiliated Underwriter (check ONE)
X  YES
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Steven DeLaura
Date:
05-25-11

Global Syndicate Team
Member




Approved by:
Beth Moore
Date:
5/25/11

Senior Global
Syndicate Team Member










Definitions
Term
Definition
Fund Ratio
Number appearing at the bottom of
page 1 of 2 of the Rule 10f-3
Report form.  It is the sum of the
Funds' participation in the
offering divided by the total
amount of the offering.
Eligible Foreign
Offering
The securities are sold in a
public offering conducted under
the laws of a country other than
the United States and
(a)  the offering is subject to
regulation in such country by a
"foreign financial regulatory
authority," as defined in
Section 2(a)(50) of the
Investment Company Act of 1940;
(b)  the securities were offered
at a fixed price to all
purchasers in the offering
(except for any rights to
purchase securities that are
required by law to be granted
to existing security holders of
the issuer);
(c)  financial statements,
prepared and audited as
required or permitted by the
appropriate foreign financial
regulatory authority in such
country, for the two years
prior to the offering, were
made available to the public
and prospective purchasers in
connection with the offering;
and
(d)  if the issuer is a "domestic
issuer," i.e., other than a
foreign government, a national
of any foreign country, or a
corporation or other
organization incorporated or
organized under the laws of any
foreign country, it (1) has a
class of securities registered
pursuant to section 12(b) or
12(g) of the Securities
Exchange Act of 1934 or is
required to file reports
pursuant to section 15(d) of
that act, and (2) has filed all
the material required to be
filed pursuant to section 13(a)
or 15(d) of that act for a
period of at least 12 months
immediately preceding the sale
of securities (or for such
shorter period that the issuer
was required to file such
material)
Eligible Municipal
Securities
The securities are direct
obligations of, or obligations
guaranteed as to principal or
interest by, a State or any
political subdivision thereof, or
any agency or instrumentality of a
State or any political subdivision
thereof, or any municipal
corporate instrumentality of one
or more States, or any security
which is an industrial development
bond (as defined in section
103(c)(2) of Title 26) the
interest on which is excludable
from gross income under certain
provisions of the Internal Revenue
Code.
(a)  with respect to ratings, the
securities
(1)  have received an
investment grade rating from
at least one nationally
recognized statistical
rating organization
("NRSRO"); or
(2)  have received one of the
three highest ratings from
an NRSRO, if the issuer of
the municipal securities, or
the entity supplying the
revenue or other payments
from which the issue is to
be paid, has been in
continuous operation for
less than three years,
including the operation of
any predecessors.
(b) The purchases of municipal
securities, if any, were not
designated as group sales or
otherwise allocated to the
account of any prohibited
seller (i.e., an affiliated
underwriter).
Eligible Rule 144A
Offering
The securities are sold in an
offering where
(a)  the securities are offered or
sold in transactions exempt
from registration under Section
4(2) of the Securities Act of
1933, Rule 144A thereunder, or
Rules 501-508 thereunder;
(b)  the securities were sold to
persons that the seller and any
person acting on behalf of the
seller reasonably believe to
include qualified institutional
buyers, as defined in Rule 144A
("QIBs"); and
(c)  the seller and any person
acting on behalf of the seller
reasonably believe that the
securities are eligible for
resale to other QIBs pursuant
to Rule 144A
Government Securities
Offering
The security is issued or
guaranteed as to principal or
interest by the United States, or
by a person controlled or
supervised by and acting as an
instrumentality of the Government
of the United States pursuant to
authority granted by the Congress
of the United States; or any
certificate of deposit for any of
the foregoing
U.S. Registered Public
Offering.
The securities offered are
registered under the Securities
Act of 1933 that are being offered
to the public.